UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2022

Enviva Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave., Suite 1800 Bethesda, MD	20814
(Address of principal executive offices)	(Zip code)

(301) 657-5560

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Enviva Inc. (the “Company”) announced today that John Keppler, Chairman and Chief Executive Officer, has stepped down from his responsibilities to pursue medical and surgical treatment to address a cardiac valve issue, effective November 14, 2022 (the “Separation Date”). Mr. Keppler co-founded the Company with Thomas Meth in 2004 and served as the Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Company (the “Board”) prior to his separation. In connection with the termination of his employment with the Company, Mr. Keppler also resigned from his role as Chairman of the Board. Mr. Keppler’s resignation did not result from any disagreement with the Company on any matter relating to the Board or the Company’s management, operations, policies, or practices. The Company expects Mr. Keppler to return as an active Executive Chairman during the first quarter of 2023 and to remain available to the Company until his return. The Company has entered into a mutual separation agreement and release (“Separation Agreement”) with Mr. Keppler as well as a consulting agreement with respect to his ongoing service as a strategic advisor to the Company (“Consulting Agreement”).

In connection with Mr. Keppler’s separation from the Company, the Compensation Committee of the Board (the “Compensation Committee”) approved the following separation payments for Mr. Keppler, effective on his Separation Date: (i) the bonus he would have been entitled to for the year ended December 31, 2022, pro-rated based on 2022 service through November 14, 2022, and paid with respect to targeted individual performance of Mr. Keppler and actual performance of the Company at the same time bonuses are paid to executives generally in 2023, and (ii) the amounts to which Mr. Keppler is entitled pursuant to Section 6(f)(ii) of the employment agreement between Mr. Keppler and Enviva Management Company, LLC. In addition, the Consulting Agreement provides for compensation of $25,000 per month. The term of the Consulting Agreement is through March 31, 2023, but will automatically be extended monthly thereafter until terminated by either party, for any reason, at any time.

Simultaneous with Mr. Keppler’s separation, the Board appointed Thomas Meth as Chief Executive Officer, effective November 14, 2022 (the “Appointment Date”), and Mr. Meth will retain his title as President. Mr. Meth co-founded the Company beginning with Intrinergy, the predecessor to our former sponsor, in 2004, where he served as Executive Vice President, Sales and Marketing continuously through the transition of Intrinergy to Enviva and with the general partner of Enviva Partners, LP beginning in November 2013. He subsequently served as Executive Vice President and Chief Commercial Officer of the Company until his appointment as President in June 2022. In such roles, Mr. Meth has been responsible for commercial customer relations as well as market development, customer fulfillment, and shipping initiatives. As President, he was also responsible for Enviva’s operations and communications functions. Mr. Meth holds a bachelor of commerce from Vienna University of Economics and Business Administration in Austria as well as an MBA from The Darden Graduate School of Business Administration at The University of Virginia. The Company has entered into an amended and restated employment agreement (“A&R Employment Agreement”) with Mr. Meth.

The Compensation Committee approved the following amendments to Mr. Meth’s employment agreement, effective on his Appointment Date: (i) a base salary of $750,000, (ii) an annual incentive cash compensation target bonus of $731,770 in 2022 and, beginning in 2023, of 150% of his base salary, subject to terms to be determined by the Compensation Committee at a later date, and (iii) subject to the approval of the Compensation Committee at a later date and pursuant to the Company’s long-term incentive plan, a 2023 annual equity grant in the expected amount of 300% of his base salary. The A&R Employment Agreement also provides that, upon termination of Mr. Meth’s employment other than for cause, he will be entitled to receive (i) an amount equal to the product of (x) 1.5 (or if such termination occurs within 12 months following a Change in Control (as defined in the A&R Employment Agreement), 2.0 and (y) the sum of Mr. Meth’s base salary and target bonus, (ii) benefit continuation under the Company’s group health plan at active employee rates for 18 months, (iii) accelerated vesting of outstanding equity awards with performance awards vesting at deemed target performance (unless the applicable performance period for the award would end within six months of the date of termination, in which case the award would vest based on actual performance), and (iv) any unpaid bonus with respect to the year preceding the year of Mr. Meth’s termination and a pro-rated bonus with respect to the year in which his employment was terminated. Mr. Meth will continue to be subject to the Company’s previously disclosed form of Indemnification Agreement, and he will be eligible for the same benefits, plans, policies, and programs offered that are generally made available to other executive-level employees of the Company at any given time.

In connection with his appointment to Chief Executive Officer of the Company and at the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board also appointed Mr. Meth as a director to fill the vacancy created by Fauzul Lakhani’s resignation in July 2022. As President and Chief Executive Officer of the Company, Mr. Meth is not independent and is not expected to be appointed to any committee of the Board.

Except as set forth herein, there are no arrangements or understandings between Mr. Meth and any other person pursuant to which Mr. Meth was appointed Chief Executive Officer of the Company and selected as a director on the Board, nor are there any relationships between Mr. Meth and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Cautionary Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements included in this Current Report, other than historical facts, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Company believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could differ materially from what is expressed, implied, or forecast in such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA INC.

Date: November 14, 2022	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Senior Vice President, Deputy General Counsel, and Secretary

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